                                   Exhibit 11


                              Polymer Group, Inc.

                Computation of Earnings Per Share (Unaudited)
                     (In Thousands, Except Per Share Data)



                                               Three Months Ended
                                             March 29,     March 30,
                                               1997          1996
                                          ---------------------------
Primary income (loss) per common share
Net income (loss).......................      $ 4,962      $(2,587)
                                          ===========================

Common shares:
 Weighted average number of shares             32,000       20,500
  outstanding...........................
 Common share equivalents:
  Stock options.........................            -            -
                                          ---------------------------
Average number of common shares, as
 adjusted...............................       32,000       20,500
                                          ===========================

Primary income (loss) per common share..      $   .16      $  .(13)
                                          ===========================



Income (loss) per common share assuming
     full dilution
Net income (loss).......................      $ 4,962      $(2,587)
                                          ===========================

Common shares:
 Weighted average number of shares
  outstanding...........................       32,000       20,500
 Common share equivalents:
  Stock options.........................            -            -
                                          ---------------------------
Average number of common shares, as            32,000       20,500
 adjusted...............................
                                          ===========================
Income (loss) per common share assuming
     full dilution......................      $   .16      $  .(13)
                                          ===========================